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							       Exhibit 10.1

			     EMPLOYMENT AGREEMENT

	  THIS EMPLOYMENT AGREEMENT is made to be effective February 17, 2000, between The Ohio Casualty Insurance Company (the "Company") and William
L. Woodall ("Mr. Woodall").
	  1. The Company hereby employs Mr. Woodall and Mr. Woodall hereby accepts employment by the Company for a term of one (1) year beginning on February 17, 2000 (the "Term"), unless said term of employment is ended earlier in accordance with the provisions for termination hereinafter set forth.
	  2. Mr. Woodall will be given the title of CEO and President and will be assigned duties and responsibilities consistent with his position in the Company. Mr. Woodall shall also have those duties as may be assigned to him by the Company's Board of Directors from time to time. Mr. Woodall will at all times faithfully, industriously and to the best of his ability and talent perform all of the duties assigned by the Company to the reasonable satisfaction of the Company.
	  3. The Company will pay Mr. Woodall a salary of Eight
Hundred Twenty-Five Thousand Dollars ($825,000.00) in U.S. currency, per annum, payable in accordance with the Company's customary practice.
	  4. In addition to the compensation provided in Section 3 hereof, Mr. Woodall shall be entitled to the same fringe benefits received by other executive-level employees of the Company.
	  5. The Company will provide Mr. Woodall with paid vacation and paid holidays in accordance with its customary practice.

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	  6. Mr. Woodall shall be awarded stock options of 20,000
shares of Company stock at a grant price of $12.375 per share, effective February 29, 2000, pursuant to and subject to the terms of a Stock Option Agreement previously executed by the parties hereto.
	  7. The Company agrees to reimburse Mr. Woodall for any tax liabilities incurred by Mr. Woodall as a result of the Company's payment of his rent with respect to his residence at the Villages of Wildwood, Adams Circle, Apt. 65D. This benefit shall commence on February 17, 2000, and shall terminate on March 17, 2001, or 30 days after the termination of Mr. Woodall's employment, whichever is earlier. If Mr. Woodall is terminated for cause, as defined in Paragraph 8 hereof, this benefit shall terminate on the same date as Mr. Woodall's employment terminates.
	  8. The Company shall be permitted to terminate Mr.
Woodall's employment for cause. Termination for cause shall be defined as any act of fraud, intentional misrepresentation, embezzlement, misappropriation or conversion of the assets or business opportunities of the Company, conviction of a felony, or intentional and repeated violations of the Company's written policies or procedures.
	  9. The Company retains the right to terminate Mr. Woodall without cause at any time. However, in the event the Company terminates Mr. Woodall without cause or in the event of a Change in Control, as defined in the Stock Option Agreement effective February 29, 2000, between Mr. Woodall and Ohio Casualty Corporation, Mr. Woodall shall be entitled to receive the compensation provided in Section 3 hereof through the remainder of the Term. Mr. Woodall shall be entitled to no other compensation or benefits in the event of a termination without cause.

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	 10. This Employment Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. Rights and obligations of Mr. Woodall hereunder may not be delegated, assigned or otherwise transferred.
	 11. This Employment Agreement constitutes the entire agreement between the parties hereto in respect of its subject matter and supersedes all prior and contemporaneous agreements between the parties hereto in connection with the subject matter of this Employment Agreement. No officer, Mr. Woodall or other servant or agent of the Company or of Mr. Woodall is authorized to make any representation, warranty or other promise not contained in this Employment Agreement. No change, termination or attempted waiver of any of the provisions of this Employment Agreement shall be binding upon the Company or Mr. Woodall unless in writing and signed by the party to be charged.
	 IN WITNESS WHEREOF, this Employment Agreement has been duly executed on behalf of the Company by its duly authorized officer and by Mr. Woodall, to be effective as of the date first above written.

					THE OHIO CASUALTY INSURANCE COMPANY


					By:
					    __________________________________
					    Howard L. Sloneker III, Senior
					    Vice President and Secretary


					    __________________________________
					    William L. Woodall




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